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               SECURITIES AND EXCHANGE COMMISSION

                    Washington, D.C. 20549


                              FORM 8-K

                            CURRENT REPORT

              PURSUANT TO SECTION 13 OR 15(d) OF THE
                SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 10, 1995

                 ARCHER-DANIELS-MIDLAND COMPANY
        (Exact name of Registrant as specified in its charter)


       Delaware           1-44                  41-0129150
    (State or other       (Commission          (I.R.S.Employer
     jurisdiction       File Number)       Identification No.)
     of incorporation)



                      4666 Faries Parkway
                       Decatur, Illinois           62526
         (Address of principal executive offices)   (Zip Code)

 Registrant's telephone number, including area code:217/424-5200

                                Not Applicable
 (Former name or former address, if changed since last report)

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Item 5.  Other Events

     The Company and certain of its directors and executive officers have been named as defendants in various shareholder derivative actions and putative class action lawsuits alleging violations of the securities and antitrust laws related to the Company's marketing practices in the food additives industry, specifically citric acid, high fructose corn syrup and lysine. The plaintiffs generally request unspecified compensatory and punitive monetary damages, costs (including legal, accounting and expert fees), expenses and other unspecified relief. The Company and the directors and executive officers named as defendants intend to vigorously defend these actions.

     On July 19, 1995, the Company issued a press release announcing the election of Gaylord O. Coan to its Board of Directors and the formation of a committee of nine outside directors to direct the Company's response to matters related to the government investigation of the high fructose corn syrup, citric acid and lysine industries and certain related civil suits.

     On July 20, 1995, the Company issued a press release announcing that the Board of Directors of the Company voted to authorize the purchase of up to 20 million shares of the Company's issued and outstanding common stock.


Item 7.  Financial Statements and Exhibits

          (c)  Exhibits

           20  Press releases of the Company dated July 19,
               1995 and July 20, 1995



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                           SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                           ARCHER-DANIELS-MIDLAND COMPANY



                             ____________________________
                                   R. P. Reising
                                   Vice President, Secretary
                                   and General Counsel
Dated: July 20, 1995

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                          EXHIBIT INDEX

Exhibit No.              Exhibit            Form of Filing

20           Press releases of the Company      Electronic
             dated July 19, 1995 and             Transmission
             July 20, 1995
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